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                                                                      EXHIBIT 21
                         HBO & COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

    Subsidiaries of the Company are as follows:

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                                                                                         JURISDICTION
                                                                                       OF INCORPORATION
                                                                                   -------------------------
HBO & Company of Georgia                  100%                                     Delaware, USA

HBO & Company (UK) Limited                100%                                     United Kingdom

HBO & Company (VI), Inc.                  100%                                     U.S. Virgin Islands

HBO & Company Canada Ltd.                 100%                                     Canada

Data-Med Computer Services Limited        100% owned by HBO & Company (UK)         United Kingdom
                                            Limited

HBOC Medical, Ltd.                        100% owned by HBO & Company of Georgia   Israel

First Data Health Systems (Ireland),      100% owned by HBO & Company of Georgia   Ireland
  Ltd.

HBO & Company (ST & SW), Ltd.             100% owned by HBO & Company (UK)         United Kingdom
  (formerly Gemini Ltd.)                    Limited

Health Enhancement International, Inc.    90% owned by HBO & Company of Georgia    Arizona, USA

HBOC Ventures, Inc.                       100%                                     Delaware, USA
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